Exhibit 21.1

                  SUBSIDIARIES OF THE REGISTRANT

                        J. CREW GROUP, INC.


                               State of         Name Under Which
Name of Subsidiary             Incorporation    Subsidiary Does Business
------------------             -------------    ------------------------

J. Crew Operating Corp.        Delaware         J. Crew Operating Corp.
J. Crew Inc.                   New Jersey       J. Crew Inc.
Popular Club Plan, Inc.        New Jersey       Popular Club Plan, Inc.
Clifford & Wills, Inc.         New Jersey       Clifford & Wills, Inc.
Grace Holmes, Inc.             Delaware         (J. Crew Retail Stores)
H.F.D. No. 55, Inc.            Delaware         (J. Crew Factory Outlet
                                                Stores)
C & W Outlet, Inc.             New York         C & W Outlet, Inc.
J. Crew International, Inc.    Delaware         J. Crew International, Inc.
J. Crew Services, Inc.         Delaware         J. Crew Services, Inc.
PCP Receivables Corp.          Delaware         PCP Receivables Corp.